Exhibit 2.2


                                 AMENDMENT NO.1
                                       TO
                          AGREEMENT AND PLAN OF MERGER


                  This Amendment No. 1, dated as of November 5, 1999 (this "Amendment"), to the Agreement and Plan of Merger, dated as of August 23, 1999 (the "Merger Agreement"), among General Acquisition Corp. ("Parent"), a Nevada corporation and a direct, wholly-owned subsidiary of Tyco International Ltd., General Sub Acquisition Corp., a California corporation and a direct, wholly-owned subsidiary of Parent ("Merger Sub"), and General Surgical Innovations, Inc., a California corporation (the "Company"), is entered into among Parent, Merger Sub, the Company and Tyco Acquisition Corp. XXIII, a Delaware corporation and a direct, wholly-owned subsidiary of Parent ("New Merger Sub").

                                   WITNESSETH:

                  WHEREAS, Parent, Merger Sub and the Company have previously entered into the Merger Agreement, which contemplates that acquisition of all of the outstanding equity interests in the Company by Parent by means of a merger of Merger Sub with and into the Company (the "Merger"); and

                  WHEREAS, the parties to the Merger Agreement desire to amend certain terms of such agreement in the manner set forth below.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub, the Company and New Merger Sub hereby agree as follows:

                  1. Merger Sub hereby assigns and transfers all of its rights and obligations under the Merger Agreement to New Merger Sub, and the other parties hereto hereby consent to such assignment and transfer and acknowledge that such assignment and transfer will not be deemed to result in any breach of any representations, warranties, covenants or agreements under the Merger Agreement. All references in the Merger Agreement to "Merger Sub" shall now be deemed to be references to "New Merger Sub". The parties acknowledge that in addition to the filing of the Certificate of Merger with the Secretary of State of the State of California contemplated by Section 1.02 of the Merger Agreement the parties will be required to make a concurrent filing with the Secretary of State of the State of Delaware to effectuate the Merger and that the effects of the Merger will now be governed by both the CGCL and the General Corporation Law of the State of Delaware.

                  2. The reference to "Section 7.01(j)" in Section 1.06(a) of the Merger Agreement is hereby deleted from the Merger Agreement.

                  3. Section 7.01(j) of the Merger Agreement is hereby deleted in its entirety from the Merger Agreement.

                  4. All references in this Amendment to capitalized terms that are not otherwise defined shall be given the meanings ascribed to them in the Merger Agreement.

                  5. Except as expressly stated in this Amendment, all of the remaining terms of the Merger Agreement shall remain in full force and effect.

                  6. The terms of Article VIII of the Merger Agreement are incorporated by reference into this Amendment.

                  IN WITNESS WHEREOF, Parent, Merger Sub, the Company and New Merger Sub have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                            GENERAL ACQUISITION CORP.


                                            By: /s/ Irving Gutin
                                               --------------------------------
                                            Name: Irving Gutin
                                            Title: Vice President

                                            GENERAL SUB ACQUISITION CORP.


                                            By: /s/ Irving Gutin
                                               -------------------------------
                                            Name: Irving Gutin
                                            Title: Vice President


                                            GENERAL SURGICAL INNOVATIONS, INC.


                                            By: /s/ Gregory D. Casciaro
                                               -------------------------------
                                                Name:  Gregory D. Casciaro
                                                Title: President and Chief
                                                       Executive Officer


                                            TYCO ACQUISITION CORP. XXIII


                                            By: /s/ Irving Gutin
                                               --------------------------------
                                            Name: Irving Gutin
                                            Title: Vice President

                  The undersigned hereby consents to Amendment No. 1, dated as of November 5, 1999, to the Agreement and Plan of Merger, dated as of August 23, 1999, among General Acquisition Corp., General Sub Acquisition Corp., and General Surgical Innovations, Inc., being entered into among General Acquisition Corp., General Sub Acquisition Corp., General Surgical Innovations, Inc. and Tyco Acquisition Corp. XXIII and the performance thereunder of the parties thereto.


                                             TYCO INTERNATIONAL LTD.


                                             By: /s/ Byron Kalogerou
                                               ---------------------------------
                                             Name:  Byron Kalogerou
                                             Title: Vice President and Assistant
                                                    Corporate Secretary